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                                                                    Exhibit 3.9

                             CERTIFICATE OF INCORPORATION

                                          OF

                             MOTOR COACH INDUSTRIES, INC.



          FIRST.    The name of the corporation is MOTOR COACH INDUSTRIES, INC.

          SECOND.   Its principal office in the State of Delaware is located
at No. 100 West Tenth Street, in the City of Wilmington 99, County of New Castle. The name and address of its resident agent is The Corporation Trust Company, No. 100 West Tenth Street, Wilmington 99, Delaware.

          THIRD.    The nature of the business, or objects or purposes to be
transacted, promoted or carried on are:

          To manufacture, build, assemble, buy, sell, lease, import, export, own, hold, deal in, maintain, improve, service, clean, equip, repair, use, operate, rent, hire, charter, loan, grant the use of, mortgage, pledge, encumber and otherwise acquire or dispose of automobiles, buses, coaches, cars, trucks, taxis, motor vehicles, trailers., motorcycles, boats, aircraft and vehicles of all kinds, used or useful for the transportation of persons or property, and to manufacture, purchase, acquire, own, hold, use, deal in, sell, mortgage, pledge, encumber and dispose of any articles , materials, parts, accessories, supplies, tools, fuels, oils, greases, devices, appliances, apparatus, machinery, equipment and property related or incidental to or useful, necessary or convenient in connection with any property or business of the corporation.

          To establish, build, purchase, lease, acquire, own, hold, maintain, improve, equip and operate manufacturing plants, assembly plants, garages, service stations, parking lots and facilities

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of all kinds for the manufacture, assembly, repair, maintenance, cleaning, servicing, rebuilding and otherwise caring for vehicles of all kinds; to maintain, service, repair, rebuild, clean, lubricate, store and otherwise care for vehicles of all kinds; to manufacture, purchase, acquire, own, hold, deal in, use, sell and otherwise dispose of petroleum, petroleum products, motor fuels, lubricating oils, greases, polishes and any other articles, materials or products used for or in connection with the operation, lubrication, cleaning and maintenance of vehicles of all kinds; and to manufacture, purchase, acquire, own, hold, maintain, use, deal in, sell and otherwise dispose of any tools, parts, accessories, articles, materials, machinery, equipment and property used for or in connection with any of the foregoing.

          To engage in and carry on the business of training, instructing, qualifying mechanics, repair service and maintenance men, chauffeurs, truckers, drivers, operators, attendance, freight handlers, helpers and allied and associated trades and occupations in connection with any and all of the purposes of the corporation and in the business of furnishing and supplying such personnel to others.

          To acquire, construct, own, hold, maintain, operate, equip, lease, let, mortgage, pledge, exchange, sell or otherwise dispose of, such lands, buildings, manufacturing plants, assembly plants, garages, repair shops, stations, offices and other real and personal property, as may be necessary, desirable, useful or convenient, for the purposes of this corporation, either in the State of Delaware or elsewhere.

          To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

          To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or

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otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

          To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

          To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

          To borrow or raise moneys for any of the purposes of the corporation, and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any

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part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

          To loan to any person, firm or corporation any of its surplus funds, either with or without security.

          To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

          To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount, to purchase or otherwise acquire, hold, own, mortgage, sell, convey, or otherwise dispose of, real and personal property of every class and description in any of the states, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country.

          In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the General Corporation Law of the State of Delaware, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

          The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

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          FOURTH.   The total number of shares of stock which the corporation
shall have authority to issue is 250. All of such shares shall be without par value.

          FIFTH.    The minimum amount of capital with which the corporation
will commence business is One Thousand Dollars ($1,000.00).

          SIXTH.    The names and places of residence of the incorporators are as follows:

               NAMES                    RESIDENCES
               -----                    ----------
          G. T. Christie                Park, Ridge, Illinois

          M. Buffington                 Wilmette, Illinois

          P. K. Nevitt                  Winnetka, Illinois

          SEVENTH.  The corporation is to have perpetual existence.

          EIGHTH.   The private property of the stockholders shall not be
subject to the payment of corporate debts to any extent whatever.

          NINTH.    In furtherance and not in limitation of the powers
conferred by statute, the board of directors is expressly authorized:

          To make, alter or repeal the by-laws of the corporation.

          To authorize and cause to be executed, mortgages and liens upon the real and personal property of the corporation.

          To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

          By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to

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the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

          When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

          TENTH.    Meetings of stockholders may be held outside the State of
Delaware, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors, or in the by-laws of the corporation. Elections of directors need not be by ballot unless the by-laws of the corporation shall so provide.

          ELEVENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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          TWELFTH.  In the absence of fraud, no contract or other transaction between this corporation and any other corporation or any partnership or association shall be affected or invalidated by the fact that any director or officer of this corporation is pecuniarily or otherwise interested in or is a director, member or officer of such other corporation or of such firm, association or partnership or is a party to or is pecuniarily or otherwise interested in such contract or other transaction or in any way connected with any person or persons, firm, association, partnership or corporation pecuniarily or otherwise interested therein; any director may be counted in determining the existence of a quorum at any meeting of the board of directors of this corporation for the purpose of authorizing any such contract or transaction with like force and effect as if he were not so interested, or were not a director, member or officer of such other corporation, firm, association or partnership.

          WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands and seals this ____day of March, A.D. 1962.


                                   ____________________________ (SEAL)
                                   G.  T.  Christie


                                   ____________________________ (SEAL)
                                   M.  Buffington


                                   ____________________________ (SEAL)
                                   P.  K.  Nevitt


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STATE OF ILLINOIS   )
                    )  SS:
COUNTY OF COOK      )

          BE IT REMEMBERED that on this _____ day of March, A.D. 1962, personally came before me, a Notary Public for the State of Illinois, G. T. Christie, M. Buffington and P. K. Nevitt, all of the parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively and that the facts therein stated are truly set forth.

          GIVEN under my hand and seal of office the day and year aforesaid.


                                     _______________________________
                                        Notary Public